EXHIBIT 5.1

			   EMERSON ELECTRIC CO.
			    8000 W. FLORISSANT
			       P.O. BOX 4100
			   ST. LOUIS, MO  63136

HARLEY M. SMITH
ASSISTANT GENERAL COUNSEL
AND ASSISTANT SECRETARY
(314) 553-2431

							January 13, 1998


Emerson Electric Co.
8000 West Florissant Avenue
St. Louis, MO  63136

Gentlemen:

	       I am Assistant General Counsel and Assistant Secretary of Emerson Electric Co. (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement") which registers under the Securities Act of 1933, as amended, 350,000 shares of Common Stock of the Company (the "Shares') which may be purchased pursuant to the Computational Systems, Inc. 1987 Incentive Stock Option Plan, the Computational Systems, Incorporated 1995 Employee Stock Incentive Plan and the Computational Systems, Inc. 1995 Amended and Restated Non-Employee Directors' Stock Option Plan (collectively, the "Plans"), including 350,000 Preferred Share Purchase Rights.

	       I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein.

	       On the basis of the foregoing, I am of the opinion that the Shares (including the Preferred Share Purchase Rights) to which the Registration Statement relates, when sold in accordance with the provisions of the applicable Plan, will be legally issued, fully paid and non-assessable.

	       I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement and with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.




					     Yours truly,



					     /s/ HARLEY M. SMITH
					     _____________________________
					     Harley M. Smith